UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities and Exchange Act of 1934
Date of Report (Dated of earliest event reported):
May 6, 2015

HERITAGE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 0-29480

Washington	91-1857900
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 Fifth Avenue SW, Olympia, WA	98501
(Address of principal executive offices)	(Zip Code)
(360) 943-1500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of the Company was held on May 6, 2015.

(b)
There were a total of 30,250,014 of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 26,790,549 shares of common stock were represented in person or by proxy, therefore a quorum was present. The following proposals were submitted by the Board of Directors to a vote of shareholders:

Proposal 1. Election of Directors. The following individuals were elected as directors for one year terms:

	FOR	WITHHELD	BROKER NON-VOTES
	# of votes	# of votes	# of votes
Rhoda L. Altom	23,021,544	297,374	3,416,031
David H. Brown	23,099,652	219,266	3,416,031
Brian S. Charneski	23,090,233	228,685	3,416,031
Gary B. Christensen	23,090,947	227,971	3,416,031
John A. Clees	23,088,892	230,026	3,416,031
Mark D. Crawford	23,075,887	258,636	3,416,031
Kimberly T. Ellwanger	22,997,435	321,483	3,416,031
Deborah J. Gavin	23,082,890	236,028	3,416,031
Jeffrey S. Lyon	23,017,164	301,754	3,416,031
Gragg E. Miller	23,003,023	315,895	3,416,031
Anthony B. Pickering	22,941,884	377,034	3,416,031
Robert T. Severns	22,995,602	323,316	3,416,031
Brian L. Vance	23,095,175	223,743	3,416,031
Ann Watson	23,027,822	291,096	3,416,031
Based on the votes set forth above, the above named directors were duly elected to serve as directors of the Company for a one year term expiring at the annual meeting of shareholders in 2016 and until their respective successors have been duly elected and qualified.

Proposal 2. Advisory (Non-binding) approval of the compensation of the Company’s named executive officers. This proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
20,648,642	2,369,804	356,072	3,416,031

Based on the votes set forth above, the compensation of the Company’s named executive officers was approved by shareholders.

Proposal 3. Ratification of the appointment of Crowe Horwath LLP as the Company’s independent auditors for the year ending December 31, 2015. This proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
26,651,613	73,752	65,184	0

Based on the votes set forth above, the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 was duly ratified by the shareholders.

(c)    None.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HERITAGE FINANCIAL CORPORATION

Date:
May 7, 2015	/S/ BRIAN L. VANCE
Brian L. Vance
President and Chief Executive Officer